UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

	(1)	Title of each class of securities to which transaction applies:
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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRIME GLOBAL CAPITAL GROUP INCORPORATED
11-2, Jalan 26/70A, Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Prime Global Capital Group Incorporated will be held at B-43A-3, Pavillion Residences 2, No. 77, Jalan Raja Chulan, 50200 Kuala Lumpur, Malaysia, on April 12, 2012, at 3:00 p.m., Malaysia Standard Time (GMT +8), for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect a Board of Directors to serve for the ensuing year;
2.	To ratify the appointment of Borgers & Cutler CPAs PLLC as our independent registered public accounting firm for the fiscal year ending October 31, 2012;
3.	To approve the listing of our securities on one or more senior exchanges including but not limited to the NYSE AMEX Equities or the NASDAQ stock market;
4.	To consider and act on an advisory (non-binding) proposal on the compensation arrangements of certain executive officers;
5.	To consider and act on an advisory (non-binding) proposal on how frequently stockholders should vote to approve the compensation arrangements of certain executive officers; and
6.	To transact such other business as may properly come before the meeting.

The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting is March 9, 2012. Accordingly, only stockholders of record as of that date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Your vote is very important to us. Regardless of whether you expect to attend the meeting, please act promptly to vote your shares.  You may vote your shares by telephone, over the Internet or by attending the annual meeting and voting your shares in person.  You may also grant your proxy to vote by telephone, over the Internet or by returning a signed, dated and marked proxy card that you received.  If you are present at the meeting and hold shares in your name, you may vote in person even if you have previously submitted your proxy by telephone, over the Internet or by mail.  If your shares are held in street name with your broker or by a nominee and you wish to vote in person at the meeting, you will need to obtain a legal proxy from the institution that holds your shares and provide that legal proxy at the meeting.

By Order of the Board of Directors
Sek Fong Wong, Secretary
March 14, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2012

The Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 are available at www.sec.gov.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
OF
PRIME GLOBAL CAPITAL GROUP INCORPORATED
Approximate date of mailing — March 14, 2012

Date, Time and Place of Annual Meeting

The annual meeting of stockholders of Prime Global Capital Group Incorporated, or “we”, “us” or the “Company,” is scheduled to be held as follows:

Date:	Thursday, April 12, 2012
Time:	3:00 p.m., Malaysia Standard Time (GMT +8)
Place:	B-43A-3, Pavillion Residences 2
No. 77, Jalan Raja Chulan
50200 Kuala Lumpur, Malaysia

Proposals to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on the following proposals:
•	To elect five directors;
•	To ratify the appointment of Borgers & Cutler CPAs PLLC as our independent registered public accounting firm for the fiscal year ending October 31, 2012;
•	To approve the listing of our securities on one or more senior exchanges including but not limited to the NYSE AMEX Equities or the NASDAQ stock market;
•	To consider and act on an advisory (non-binding) proposal on the compensation arrangements of certain executive officers;
•	To consider and act on an advisory (non-binding) proposal on how frequently stockholders should vote to approve the compensation arrangements of certain executive officers; and
•	To transact such other business as may properly come before the annual meeting.

In the event that a quorum is not present at the annual meeting, you may also be asked to vote upon a proposal to adjourn or postpone the annual meeting to solicit additional proxies.

Record Date

Our Board of Directors has fixed the close of business on March 9, 2012 as the record date for the annual meeting and only holders of record of our common stock on the record date are entitled to vote at the annual meeting. On the record date, there were outstanding 501,854,393 shares of our common stock.

Voting Rights and Quorum

Each share of our common stock is entitled to one vote.  The presence in person or representation by proxy of holders of a majority of the shares of our common stock issued and outstanding as of the close of business on March 9, 2012, will constitute a quorum at the annual meeting.  If a share is represented for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.  In the event that a quorum is not present at the annual meeting, it is expected that the annual meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Each item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal.  Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customer’s stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials and (iii) has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders. In addition, under new NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation and the advisory proposal on how frequently stockholders should vote to approve the compensation of the named executive officers, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock.

Voting and Revocation of Proxies

After carefully reading and considering the information contained in this proxy statement, you may attend the annual meeting and vote your shares in person, by telephone or over the Internet. You may also grant your proxy to vote by returning a signed, dated and marked proxy card, by telephone or over the Internet.

Unless you specify to the contrary, all of your shares represented by valid proxies will be voted

•	“FOR” all director nominees;
•	“FOR” the appointment of Borgers & Cutler CPAs PLLC as our independent registered public accounting firm;
•	“FOR” listing our securities on one or more senior exchanges including but not limited to the NYSE AMEX Equities or the NASDAQ stock market;
•	“FOR” the approval of the compensation arrangements of certain executive officers; and
•	“FOR” the approval of holding an advisory vote on executive compensation arrangements every 3 years.

The persons you name as proxies may propose and vote for one or more adjournments or postponements of the annual meeting, including adjournments or postponements to permit further solicitations of proxies.  Such proxy holders may also vote in its discretion on any other matters that properly come before the annual meeting.

Until exercised at the annual meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by delivering written notification to us at our principal executive offices at 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia, Attention: Corporate Secretary;
•	by changing your vote or revoking your proxy by telephone or over the Internet;
•	if you hold shares in your name, by attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);
•	if you have instructed a broker or bank to vote your shares, by following the directions received from your broker or bank to change those instructions; or
•
if you hold shares in street name with your broker or by a nominee, by obtaining a legal proxy from the institution that holds your shares, attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

If you decide to vote by completing, signing, dating and returning a proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy.

Solicitation of Proxies

The accompanying proxy is being solicited by our Board of Directors, and we will pay for the entire cost of the solicitation.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the solicitation material to the beneficial owners of our common stock held of record by those persons, and we may reimburse them for reasonable transaction and clerical expenses.  In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or other means of communication by our officers and regular employees.  These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.  We have engaged Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies. We will pay that firm approximately $15,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters.

Delivery of One Proxy Statement to A Single Household

We will deliver only one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future proxy statements and annual reports to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Prime Global Capital Group Incorporated, 11-2, Jalan 26/70A, Desa Sri Hartamas 50480 Kuala Lumpur, Malaysia, Attn: Secretary.  The Secretary may also be reached by telephone at +603 6201 3198; facsimile at +603 6201 3226.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 14, 2012, as to the beneficial ownership of our common stock, in each case, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer; (iii) each individual named in the Summary Compensation Table; (iv) each of our directors and nominees; and (v) all of our current executive officers and directors as a group.

Name of Beneficial Owner(1)(2)	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock
Weng Kung Wong	46,786,085	9.3%
Liong Tat Teh	36,870	*%
Sek Fong Wong	18,435	*%
All executive officers and directors as a group (three persons)	46,841,390	9.3%

*  Less than 1%.
(1)  The address of each person named in this table is c/o Prime Global Capital Group Incorporated, 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia.
(2)  A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.  Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest.  Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of common stock. Percentages are based on 501,854,393 shares issued and outstanding at the close of business on March 14, 2012

CHANGE OF CONTROL

We were incorporated in the state of Nevada on January 26, 2009, as Home Touch Holding Company.  Home Touch Holding Company conducted its smart home business through a wholly owned subsidiary, Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL.

On July 15, 2010, we effectuated a 1-for-20 reverse stock split, or the Reverse Split, of all issued and outstanding shares of the Company's common stock in connection with our plans to attract additional financing and potential business opportunities.  As a result of the Reverse Split, our issued and outstanding shares decreased from 40,000,000 to 2,000,000.

On September 27, 2010, we filed a report on Form 8-K disclosing the sale to certain accredited investors on September 21, 2010, of an aggregate of 1,500,000 shares of our common stock at a per share price of $0.10, or $150,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $145,000 from the sale of the shares which were used for general corporate purposes. Weng Kung Wong, who was appointed our Chief Executive Officer and director on November 15, 2010, purchased 375,000 shares of our common stock in this transaction.

On November 15, 2010, we consummated the sale to certain accredited investors of an aggregate of 80,000,000 shares of our common stock at a per share price of $0.01, or $800,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $795,000 from the sale of the shares which were used for general corporate purposes.  Weng Kung Wong, our Chief Executive Officer and director, purchased 12,750,000 shares of our common stock in this transaction.

A change of control occurred in connection with the sale of such shares.  David Ng and Stella Wai Yau resigned from their positions as President and Chief Executive Officer of the Company, and as Chief Financial Officer, Chief Operating Officer and Secretary of the Company effective November 15, 2010.  The following individuals were appointed to serve as executive officers of the Company:

Name	Office
Weng Kung Wong	Chief Executive Officer
Liong Tat Teh	Chief Financial Officer
Sek Fong Wong	Secretary

Weng Kung Wong, Liong Tat Teh and Sek Fong Wong were further appointed to serve on our Board of Directors.

On December 6, 2010, we acquired Union Hub Technology Sdn. Bhd., or UHT, a company incorporated under the laws of Malaysia, through the Share Exchange.  Pursuant to the Share Exchange, we acquired from the stockholders of UHT all of the issued and outstanding shares of UHT in exchange for the issuance of 16,500,000 shares of our common stock.  As a result of the Share Exchange, UHT became our wholly owned subsidiary.

Concurrently with the Share Exchange, we sold to Up Pride Investments Limited, a British Virgin Islands limited liability company owned by David Gunawan Ng, and Magicsuccess Investments Limited, a British Virgin Islands limited liability company owned by Stella Wai Yau, all of the issued and outstanding securities of Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL, for cash consideration of $20,000.  In connection with the sale, Mr. Ng and Ms. Yau, our former founders and executive officers, resigned from their positions on our Board of Directors.  Our smart home business was conducted through HTL, and as result of the sale, we ceased our smart home business operations.  The sale of HTL securities was made pursuant to the terms of a Common Stock Purchased Agreement, or the Common Stock Purchase Agreement, by and among the Company, HTL, Up Pride Investments Limited and Magicsuccess Investments Limited.

In all instances described above, we relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under, the Securities Act of 1933, as amended, or the Securities Act, in selling or issuing our securities and the HTL securities.

DIRECTORS, OFFICERS, NOMINEES AND CONTROL PERSONS

Set forth below are the present directors and executive officers and director nominees of the Company.  There are no arrangements or understandings between any of the directors, director nominees, officers and other persons pursuant to which such person was selected as a director or an officer.  Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.  Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Weng Kung Wong	39	Chief Executive Officer and Director
Liong Tat Teh	52	Chief Financial Officer and Director
Sek Fong Wong	33	Secretary and Director
Amirrudin Bin Che Embi	65	Nominee Director
Peijin W. Harrison	54	Nominee Director
EE Ring Yap	27	Nominee Director

Ms. Sek Fong Wong has indicated to us that she intends to resign from her position on our Board after our 2012 Annual Stockholders Meeting on or about the time that the new directors are elected and qualified to serve.

Weng Kung Wong, age 39, our Chief Executive Officer and Director since November 15, 2010, founded Mobile Wallet Sdn. Bhd., MWSB, one of the first Malaysian m-commerce companies, in 2004 and currently serves as its Executive Director and Chief Executive Officer.  Prior to founding MWSB, Mr. Wong served as an Agency Unit Manager of MAA Insurance from April, 2001 to November, 2003.  From January, 2000 to April, 2001, he was the Marketing Director of Spider Holding Sdn. Bhd., an herb products distribution company.  Mr. Wong began his professional career in 1995 with Forever Living Products, a health products multilevel marketing company, where he spent four years in positions of accelerating responsibility in the areas of business development and marketing.  Mr. Wong obtained a bachelor’s degree in Management Information Systems from the National Central University of Taiwan in 1995. As our Chief Executive Officer, Mr. Wong brings to our Board of Directors knowledge of our operations and history, business leadership, corporate strategy and entrepreneurial expertise.

Liong Tat Teh, age 52, our Chief Financial Officer and Director since November 15, 2010, has more than 27 years of professional accounting and financial experience.  Mr. Teh is currently the Financial Controller of MW Group, a now dormant company.  Prior to joining MW Group in February, 2008, Mr. Teh served as the Financial Controller of Ikhmas Jaya Sdn. Bhd., a construction and civil engineering company, from February, 1995 to January, 2008.  From June, 1993 to February, 1995, Mr. Teh was a Group Accountant of Mitrajaya Holding Bhd., a construction engineering company.  Prior to joining Mitrajaya Holding Bhd., Mr. Teh was a Finance Manager for Vorwerk (M) Sdn. Bhd., a Malaysian subsidiary of Vorwerk International based in Germany, a distributor of household appliances, from December, 1992 to June, 1993.  From March, 1989 to December, 1992, Mr. Teh worked as Accountant at Tasima Footwear Sdn Bhd.  Mr. Teh graduated from Kolej Tunku Abdul Rahman Malaysia in 1983 with a Diploma in Cost and Management Accounting, and attained a fellowship at the Chartered Institute of Management Accountants of United Kingdom.  Mr. Teh has been a Chartered Accountant registered with Malaysian Institute of Accountants since 1995. Mr. Teh brings to the Board of Directors business leadership, corporate strategy, accounting and financial expertise.

Sek Fong Wong, age 33, joined us as our Secretary and Director on November 15, 2010.  She is also the Assistant Administration Manager of MWPAY Sdn. Bhd., the marketing and distribution arm of Mobile Wallet Group.  Prior to joining MWPAY, Ms. Wong served as the Personal Assistant of Bioworld Resource Sdn. Bhd., a multilevel marketing arm of CEEBEE Groups of companies, promoting health food from September, 2005 to April, 2008.  From August, 2000 to September, 2005, Ms. Wong was actively involved in Gerakan Belia Bersatu Malaysia (GBBM), a youth movement NGO.  She is a Central Committee Member of GBBM and represents the country of Malaysia in various conferences and activities located in Malaysia and elsewhere.  Miss Wong received a bachelor’s degree in Chemistry and Biology from Kolej Tunku Abdul Rahman Malaysia in 2000.

Amirrudin Bin Che Embi, aged 65, is the President of the Malaysian Rugby Union and Kedah Rugby Union and the Honorary Secretary of the Royal Kedah Club.  Since December 2009, he has served on the board of directors of Etika Kawalan Sd. Bhd., a security solutions company.  From 2005 to 2009, Mr. Embi served on the board of directors of Tahan Insurance Malaysia Berhad.  Dato’ Amir led an illustrious career at the Royal Malaysian Police for 37 years before retiring in 2004.  He has been recognized with numerous medals, honors and awards for his contributions to the state, including: Pingat Jasa Kebaktian (PJK) (1975); Pingat Cemerlang Kedah (PCK) (1976); Ahli Mangku Negara (AMN) (1978); Bintang Cemerlang Kedah (BCK) (1983); Pingat Kelakuan Terpilih (PKT) (1989); Pingat Setia Kelantan (PSK) (1997); Dato’ Setia Pangkuan Negeri (DSPN) (1998); Dato’ Setia DiRaja Kedah (DSDK) (2000); Pahlawan Setia Pasukan Polls (PSPP) (2001); Dato’ Pahlawan Tamin Sari (DPTS) (2002); and Darjah Gemilang Mahkota Kedah (2008).  Dato’ Amir brings to the Board of Directors his deep insight, knowledge and experience in working with numerous governmental agencies and experience and service of serving on other boards.

Peijin Wu Harrison, aged 54, is a partner and the International Services Group practice leader at Mellen, Smith & Pivoz, an accounting and advisory firm, where she advises Asian cross-border companies on U.S. accounting, auditing, and taxation matters.  Ms. Harrison joined Mellen, Smith & Pivoz PLC in 1998 and became a partner in 2007.  Ms. Harrison is a member of the Michigan Association of Certified Public Accountants, the American Institute of Certificate Public Accountants and the China General Chamber of Commerce USA - Detroit Auto Committee.  Ms. Harrison brings to the Board of Directors accounting, auditing, finance, tax and international business experience.

EE Ring Yap, aged 27, is a partner at Leong & Co., and specializes in residential and commercial real estate law.  Ms. Yap received her L.L.B law degree from Universiti Kerbangsaan Malaysia in 2009.  Ms. Yap brings to the Board of Directors legal insight and expertise in the real estate industry.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

·
Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
·
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

·
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

·
Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

·
Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Certain Relationships And Related Transactions

MOU to Purchase Palm Oil Plantation

In July 2011, VSSB, which is owned by PGCG Plantations Sdn. Bhd., obtained the right to purchase and operate a mature palm oil plantation located in Malaysia pursuant to the terms of a Sale and Purchase Agreement, or the Land Purchase Agreement, and an Agreement for Rental of Oil Palm Land, or Rental Agreement. Messrs. Wong, our Chief Executive Officer and director, and Chai, UHT’s director, each own 50% of PGCG Plantations Sdn. Bhd.  In August 2011, we entered into a binding Memorandum of Understanding, or MOU, to acquire VSSB upon VSSB’s consummation of the Land Purchase Agreement.  We expect the consummation of the Land Purchase Agreement to occur within the next 6 months.  The descriptions of the MOU, Land Purchase Agreement and Rental Agreement are qualified in their entirety by reference to such agreements which are filed as Exhibits 1, 2, and 3 to this proxy statement, respectively, and are incorporated herein by reference.

Purchase Transaction With Gaeawave and MWPAY

On February 10, 2011, we engaged Gaeawave Sdn. Bhd. to develop a social commerce software system for cash consideration of RM 318,500, or approximately US$104,000. The development project was completed on or around February 16, 2011. Kok Wai Chai, UHT’s director, is a former director of Gaeawave.

On August 20, 2010, we engaged MWPAY Sdn. Bhd. to develop certain aspects of our m-commerce platform for cash consideration of RM 550,000, or approximately US$172,165.  The development project was completed on or around August 19, 2010.  Weng Kung Wong, our Chief Executive Officer and director, owns 35.28% of Mobile Wallet Sdn. Bhd., which is the parent company of MWPAY.

Subscriptions of Securities

On February 8, 2011, we consummated the sale to 19 of our existing accredited stockholders of an aggregate of 400,000,000 shares of our common stock, par value $0.001, at a per share price of $0.01, or $4,000,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such stockholders.   Weng Kung Wong, our Chief Executive Officer and director, participated in the transaction and purchased 32,300,000 shares of our common stock on the same terms and conditions as the other stockholders.  The subscription agreements contained terms and conditions that are normal and customary for a transaction of this type.  We received net proceeds of approximately $3,989,000 from the sale of the Shares and intend to use the net proceeds for general corporate purposes.

On February 16, 2012, we consummated the sale to Weng Kung Wong, our Chief Executive Officer and director, of any aggregate of 667,780 shares of our common stock, par value $0.001, at a per share price of $2.995, or $2,000,000 in the aggregate, in accordance with the terms and conditions of a subscription agreement. The subscription agreement contains terms and conditions that are normal and customary for a transaction of this type.  The Company received net proceeds of approximately $1,992,000 from the sale of the shares and will use the net proceeds for general corporate purposes.

On March 6, 2012, we consummated the sale to Weng Kung Wong, our Chief Executive Officer and director, and an existing shareholder of the Company, of any aggregate of 1,076,000 shares of our common stock, par value $0.001, at a per share price of $2.984, or approximately $3,210,784 in the aggregate, in accordance with the terms and conditions of a subscription agreement. The subscription agreement contains terms and conditions that are normal and customary for a transaction of this type.  The Company received net proceeds of approximately $3,200,000 from the sale of the shares and will use the net proceeds for general corporate purposes.

In all instances above, shares of our common stock were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.  The foregoing descriptions of the form of subscription agreements are qualified in their entirety by reference thereto, which are filed as Exhibits 4, 5 and 6 to this proxy statement, respectively, and are incorporated herein by reference.

Software Sales Transactions With Crystal Dimension, Lace Technology, Precious Intelligence and Tasystems

During the fiscal year ended October 31, 2011, we sold software products to Crystal Dimension Pte. Ltd., a Singapore corporation, Lace Technology Sdn. Bhd., a Malaysian corporation, Precious Intelligence Sdn. Bhd., a Malaysian corporation, and Tasystems Sdn. Bhd., a Malaysian corporation for cash consideration of approximately US$490,100, US$196,000, US$97,600 and US$97,900, respectively. The three directors of Crystal Dimension Pte. Ltd. own 4.8%, 4.7% and 0.8%, respectively, of our common stock issued and outstanding as of October 31, 2011. The two directors of Lace Technology Sdn. Bhd. own 4.98% and 0.3%, respectively, of our common stock issued and outstanding as of October 31, 2011. The two directors of Precious Intelligence Sdn. Bhd. own 4.98% and 0.8%, respectively, of our common stock issued and outstanding as of October 31, 2011. The two directors of Tasystems Sdn. Bhd. own 0.3% and 0.8%, respectively, of our common stock issued and outstanding as of October 31, 2011.

Loans From Weng Kung Wong

As of October 31, 2010, we obtained from Weng Kung Wong, our Chief Executive Officer and director, several unsecured, interest-free advances in the aggregate principal amount of $185,724.

As of October 31, 2011, we obtained from Weng Kung Wong, our Chief Executive Officer and director, several unsecured, interest-free advances which, together with prior advances, have an aggregate principal amount of $182,278.  The advances are repayable within the next twelve months. We repaid $6,069 during fiscal year ended October 31, 2011.

Product Sales and Consultancy Service Transactions With Legend Venture

During the fiscal year ended October 31, 2011, we sold luxury consumer products such as high-end timepieces to Legend Venture Sdn. Bhd., a Singapore corporation, for cash consideration of approximately US$756,000.

During November 2010, we also entered into a verbal agreement, which expired on March 31, 2011, to provide consultancy services to Legend Venture Pte. Ltd. in consideration of MYR 370,000, approximately US$121,000. At our request, Weng Kung Wong, our Chief Executive Officer and director provided the consultancy services on our behalf. We compensated Mr. Wong with MYR 370,000, approximately US$121,000 for the additional services to Legend Venture. Each of the two directors of Legend Venture beneficially owns 4.8% and 4.7% respectively, of our common stock issued and outstanding as of October 31, 2011.

Lease From Atomic Vision

On October 29, 2010, we leased from Atomic Vision Sdn. Bhd. approximately 1,400 square feet of office space at our headquarters located at 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia at a monthly rate of RM 2,500, which is approximately US$817 and is considered a market rate.  Our lease expires November 30, 2012.  Weng Kung Wong, our Chief Executive Officer and director, owns 50% of PGCG Properties Sdn. Bhd., which is the parent company of Atomic Vision Sdn. Bhd. and is adequately capitalized  The foregoing description of the lease is qualified in its entirety by reference thereto, which is filed as Exhibit 7 to this proxy statement, and is incorporated herein by reference.

We have not adopted policies or procedures for approval of related person transactions but review them on a case-by-case basis.  We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties.  Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended October 31, 2011, and up to the date of this proxy statement, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that each of the following nominees for directors is “independent” under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE corporate governance standards: Dato Amirrudin Bin Che Embi, Peijin W. Harrison, and EE Ring Yap.  In making its determinations, the Board reviewed all the relevant facts and circumstances, the NYSE rules and other applicable laws and regulations.

Two of our nominees and current directors, Messrs. Wong and Teh, are our senior executive officers employed by the Company.  As such, we do not consider them to be independent directors.

Board Meetings

During fiscal year 2011, our Board held 2 meetings and acted by written consent 5 times.  Each director attended all meetings held during fiscal year 2011.  The work of the Company’s directors is performed not only at meetings of the Board, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others.

Director Attendance at Annual Meeting

We have not yet developed a policy regarding director attendance at annual meetings of the stockholders.  We expect all current directors to attend our 2012 Annual Stockholders Meeting, which is the first annual meeting of the stockholders to be held by the Company.

Committees of Our Board

As a small public company, we do not currently have a standing audit, nominating or compensation committee of the Board of Directors, or any committee performing similar functions.  Our Board of Directors performs the functions of audit, nominating and compensation committees.  None of our current directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.   In light of the recent developments in our business, we have initiated the process of establishing our audit, nominating and compensation committees.  Upon the election of the nominees, we intend to form audit, nominating and compensation committees comprised of our independent directors.  We anticipate that Peijin W. Harrison will serve as the “audit committee financial expert.”

Communications with Our Board

Stockholders and interested parties who wish to contact our Board, a committee thereof, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Prime Global Capital Group Incorporated
c/o Corporate Secretary
11-2, Jalan 26/70A
Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia

All communications will be forwarded to our Board of Directors, the specified committee or the specified individual director, as appropriate.

Board Leadership Structure

We intend to designate Weng Kung Wong and Liong Tat Teh to serve as executive members of the Board upon re-election to the Board.  As the Chief Executive Officer and Chief Financial Officer of the Company, respectively, we believe that Messrs. Wong and Teh will bring to the Board extensive experience and familiarity with our business in particular and its industries generally.  We believe this background enhances the role of executive members of the Board in the development of long-term strategic plans and oversight of senior management in the implementation of those plans.  We intend to provide independent directors with opportunities to meet in executive sessions without management present at the time of each regular Board meeting and additionally as deemed appropriate or necessary.  Because Messrs. Wong and Teh are not independent under NYSE standards, the chair at these executive sessions will rotate among the chairman of the Compensation Committee, the Audit Committee and the Nominating and Governance Committee. We believe that this structure will allow multiple directors to exercise important leadership roles, and will also provide for focused engagement by the Board committees and their chairs in their respective areas of responsibility. We believe that this structure will help facilitate clear and open communications between the Board of Directors and senior management, while providing for active oversight by independent directors.  For the above reasons, the Board of Directors believes the current and the prospective leadership structure is appropriate for the Company.

Board’s Role in Risk Oversight

Our management team is primarily responsible for the day-to-day assessment and management of the Company’s risk exposure. The Board of Directors provides oversight in connection with these efforts, with a particular focus on the most significant risks facing us. The Board of Directors believes that full and open communication between the management team and the Board of Directors is essential for both effective risk management and for meaningful oversight. To this end, the Board of Directors regularly meets with our Chief Executive Officer and the other members of our senior management team to discuss strategies, key challenges, and risks and opportunities for us. Management periodically presents to the Board of Directors strategic overviews of the Company’s most significant issues, including risks affecting the Company.

In order to help facilitate its risk oversight responsibilities, the Board of Directors intends to utilize each of its committees to oversee specific areas of risk that are appropriately related to the committee’s areas of responsibility once such committees are established.  The Audit Committee will assist the Board of Directors in discharging its oversight responsibilities in the areas of internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance.  The Audit Committee will discuss with management, the internal audit group and the independent auditor guidelines and policies with respect to risk assessment and risk management.  The Audit Committee will also discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure.  The Compensation Committee will assist the Board of Directors in discharging its oversight responsibilities regarding the risks related to the attraction and retention of personnel as well as the risks associated with the design of compensation programs and arrangements applicable to both executive officers and to all employees.  The Nominating and Corporate Governance Committee will establish, monitor and evaluate the implementation of our corporate governance policies.  While the Board committees will be responsible for initially monitoring certain risks, the entire Board of Directors will be kept informed of the significant risks facing the Company through management and committee reports about such risks and the steps being taken to mitigate these risks.

Risk Assessment of Compensation Policies and Practices

Our Board of Directors oversees management’s evaluation of whether our employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company.  In conducting this evaluation, management reviews our overall compensation structure, taking into account the overall mix of compensation and the overall business risk. Management undertakes such a review periodically and reports to the Board any finding that a risk related to our compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice.  We have determined that there are currently no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics which was filed as Exhibit 14 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2012.  Our Code of Business Conduct and Ethics applies to all of our directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Business Conduct and Ethics is provided to all new directors, officers and employees.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance.  Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with us.  The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders.  The compensation package of our named executive officers consists of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and
2.	discretionary bonus awards payable in cash and tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

Our Board of Directors is, and upon formation, our Compensation Committee will be, responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance.  The Board annually reviews and approves for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. The Board may award discretionary bonuses to each of the named executives, and reviews and approves the process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards.  Additionally, the Board reviews and approves the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.  Our independent directors, once elected, will also approve the Chief Executive Officer’s compensation.

The Chief Executive Officer periodically provides the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board provides an evaluation for the Chief Executive Officer.  These evaluations serve as the bases for bonus recommendations and changes in the compensation arrangements of our executives.

Our Compensation Peer Group

We currently engage in informal market analysis in evaluating our executive compensation arrangements.  As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

Our executive compensation program consists of the following elements:

Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability.  The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies.  In determining and setting base salary, the Board considers all of these factors, though it does not assign specific weights to any factor.  The Board generally reviews the base salary for each named executive officer on an annual basis.  For each of our named executive officers, we review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

Discretionary Bonus

The objectives of our bonus awards are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Each of our named executive officers is eligible for consideration for a discretionary cash bonus. The Chief Executive Officer makes recommendations regarding bonus awards for the named executive officers and the Board provides the bonus recommendation for the Chief Executive Officer.  However, the Board has sole and final authority and discretion in designating to whom awards are made, the size of the award, if any, and its terms and conditions. The bonus recommendation for each of the named executive officers depends on a number of factors, including (i) the performance of the Company for the year, (ii) the satisfaction of certain individual and corporate performance measures, and (iii) other factors which the Board may deem relevant.  The Company did not award any cash bonuses during fiscal year 2011.

Stock Holdings

The Board recognizes the importance of having a portion of the named executive officers’ compensation be paid in the form of equity, to help align the executives’ interests with the interests of the Company’s stockholders.  At this point, however, the Board has chosen to emphasize the cash-based portion of our compensation program over a stock program because it believes the discretionary nature of the cash-based compensation gives it the needed flexibility to factor in and reward the attainment of longer-term goals for the Company and the executives, as the Board deems appropriate.

Accordingly, we encourage, but do not insist on, executive ownership of our common stock.  Methods of supporting ownership include turning to executives to support the financing needs of the Company.  We have historically allowed our named executives to participate in private placements of the Company’s securities on the same terms and conditions as other investors.  Since September 2010, our Chief Executive Officer has invested approximately US $4.3 million into the Company resulting in a beneficial ownership of 46,786,085 shares of common stock, or approximately 9.3% of our issued and outstanding common stock.  We believe that this practice achieves the dual goals of meeting the Company’s financing needs and aligning our executives’ interests with the interests of our stockholders.

We have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended October 31, 2011 and October 31, 2010 to (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) our three most highly compensated executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers on October 31, 2011 whose total compensation was in excess of $100,000, and (iii) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on October 31, 2011:

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total(1)
Weng Kung Wong (2)	2011	$37,120	$0	$35,000	$0	$0	$0	$120,987	(3)	$193,107

Chief Executive Officer and President	2010	$0	$0	$0	$0	$0	$0	$0		$0

Liong Tat Teh (2)	2011	$13,603	$0	$23,333	$0	$0	$0	$0		$36,936

Chief Financial Officer	2010	$0	$0	$0	$0	$0	$0	$0		$0

(1)
All cash compensation was paid in Malaysian Ringgit, our functional currency.  The Malaysian Ringgit was converted into United States Dollars using the exchange rate prevailing at the dates of payment at an average annualized rate of 3.0582 and 3.1946 for fiscal years ended October 31, 2011 and 2010, respectively.

(2)	Weng Kung Wong and Liong Tat Teh were appointed to serve as our directors and as our Chief Executive Officer and Chief Financial Officer, respectively, on November 15, 2010.
(3)	Mr. Wong received MYR 370,000, or approximately US$120,987, in connection with rendering consulting services to Legend Venture Pte. Ltd. on behalf of the Company.

Narrative disclosure to Summary Compensation

Former Employment Agreements

On April 21, 2011, we entered into employment agreements with each of Weng Kung Wong, Liong Tat Teh and Sek Fong Wong, our Chief Executive Officer, Chief Financial Officer and Corporate Secretary, respectively.  Pursuant to the terms of the employment agreements, each of Messrs. Wong and Teh and Ms. Wong would receive the annual base salaries set forth below:

Name	Base Salary
Weng Kung Wong	US$180,000
Liong Tat Teh	US$120,000
Sek Fong Wong	US$60,000

The base salary was payable in shares of the Company’s common stock at a per share price equal to the volume weighted average closing price (or if no closing price is available, the average of the bid and asked prices per share reported on a consolidated basis on the principal stock exchange or market on which the security is then traded) of the Company’s common stock during the ten trading days immediately preceding the end of each fiscal quarter.

Pursuant to the terms of these employment agreements, effective September 7, 2011, the Company issued to our executive officers an aggregate of 110,610 shares of common stock as set forth below in lieu of cash compensation for services rendered during the quarters ended April 30, 2011 and July 31, 2011:

Name	Shares of Common Stock	Price Per Share	Total Shares Issued
Weng Kung Wong	26,511	$0.1886	55,305
	28,794	$1.0418
Liong Tat Teh	17,674	$0.1886	36,870
	19,196	$1.0418
Sek Fong Wong	8,837	$0.1886	18,435
	9,598	$1.0418

Current Employment Agreements

On July 19, 2011, UHT, our subsidiary, entered into employment agreements with our executive officers, which replaced and superseded the above described employment agreements between the executive officers and the Company, or the New Employment Agreements.  Pursuant to the terms of the New Employment Agreements, the executive officers will receive the annual base salaries set forth below, retroactive July 1, 2011:

Name	Annual Salary
Weng Kun Wong	RM 340,560
Liong Tat The	RM 124,800
Sek Wong Fong	RM 46,200

Each executive officer may terminate his or her respective employment agreement by giving two months prior written notice or, in lieu of such notice, electing to immediately terminate and receive a sum equal to two months salary.  UHT may terminate each New Employment Agreement by giving 24 hours prior written notice in the event of any gross misconduct, criminal activities committed by the employee, or serious default or breach by the employee of any terms of his or her respective employment agreement or the rules and regulations of Union Hub.

Each executive officer also executed a noncompetition and nondisclosure agreement containing non-solicitation obligations that survive the termination of the agreement for a period of two years, confidentiality obligations and other obligations relating to employee inventions by the executive.

The foregoing descriptions of the New Employment Agreements are qualified in their entirety by reference to such agreements which are filed as Exhibits 8, 9 and 10 to this proxy statement, respectively, and are incorporated herein by reference.

Our executive officers are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf.

Equity Awards

There are no options, warrants or convertible securities outstanding.  At no time during the last fiscal year with respect to any of any of our executive officers was there:

●
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

●	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
●	any option or equity grant;
●	any non-equity incentive plan award made to a named executive officer;
●	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
●	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended October 31, 2011, we did not provide compensation to any of our directors for serving as our director.  We currently have no formal plan for compensating our employee directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time.

Non-Employee Director Fees

Our Board determines the form and amount of compensation for our non-employee directors based on informal surveys of similar companies and the amount necessary to attract and retain such directors.  We intend to pay each of Dato’ Amir and Ms. Yap a monthly retainer fee of RM 3,000 and Ms. Harrison a monthly retainer fee of US $2,500.

All directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors is comprised of Weng Kung Wong, Liong Tat Teh and Sek Fong Wong, our Chief Executive Officer, Chief Financial Officer and Secretary, respectively.  The entire Board of Directors performs the functions that would be performed by a compensation committee.  All of the directors participate in deliberations concerning the compensation paid to executive officers.

Compensation Committee Report

Our entire Board of Directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management.  Based on its review and discussion with management, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this proxy statement.  The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Submitted by members of the Board of Directors:
Weng Kung Wong
Liong Tat Teh
Sek Fong Wong

  CHANGES IN OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; FEES

On November 14, 2011, our Board of Directors approved the engagement of Borgers & Cutler CPAs PLLC as our new independent registered public accounting firm.  HKCMCPA Company Limited (“HKCM”), our former independent registered public accounting firm, was dismissed as our independent registered public accounting firm simultaneous with the engagement of Borgers & Cutler CPAs PLLC by us on November 14, 2011.  HKCM, however, continues to be retained by us to assist us in compiling our financial statements.

HKCM’s reports on our consolidated financial statements for the two years ended March 31, 2010 and 2009, and the seven month period ended October 31, 2010, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended March 31, 2010 and 2009, and the seven month period ended October 31, 2010, and through November 14, 2011, there were no disagreements between us and HKCM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of HKCM, would have caused HKCM to make reference to the matter in their report.  None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal years ended March 31, 2010 and 2009, and the seven month period ended October 31, 2010, or through November 1, 2011.

We requested HKCM to furnish us with a letter addressed to the SEC stating whether HKCM agrees with the above statements.  A copy of HKCM’s letter, dated March 14, 2012, is attached as Exhibit 11 to this proxy statement.

During the fiscal years ended March 31, 2010 and 2009, and the seven month period ended October 31, 2010, and through November 14, 2011, neither the Company nor anyone acting on its behalf consulted Borgers & Cutler CPAs PLLC regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Borgers & Cutler CPAs PLLC did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement with HKCM on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of HKCM, would have caused HKCM to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

Fees Billed by Our Independent Registered Public Accounting Firms

All audit work relating to fiscal years ended October 31, 2011 and 2010 were performed by Borgers & Cutler CPAs PLLC and HKCM, respectively.

Our Board of Directors does not have an audit committee.  The functions customarily delegated to an audit committee are performed by our full Board of Directors.  Our Board of Directors approves in advance, all services performed by its auditors.  Our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence, and has approved such services.

The following table sets forth fees billed by our auditors during the last two fiscal years for services rendered for the audit of our annual consolidated financial statements and the review of our quarterly financial statements, services by our auditors that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported as audit fees, services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	October 31, 2011	October 31, 2010

Audit fees(1)	$68,500	$15,000

Audit related fees(2)	32,500	-

Tax fees	-	-

All other fees	-	-

(1)  Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and review of the quarterly financial statements and internal controls over financial reporting, and audit services in connection with statutory or regulatory filings, consents or other SEC matters.

(2)  Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2011, this category consisted of fees billed by HKCM in connection with compiling the Company’s financial statements for fiscal 2011.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors has approved the persons named below as nominees for election to our Board of Directors. Messrs. Wong and Teh presently serve as directors.  Our director and Corporate Secretary, Sek Fong Wong, intends to resign from her position as a director when the new directors are elected and qualified to serve.  Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as our Board of Directors may designate). Our Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Weng Kung Wong, age 39, our Chief Executive Officer and Director since 2010, founded Mobile Wallet Sdn. Bhd., MWSB, one of the first Malaysian m-commerce companies, in 2004 and currently serves as its Executive Director and Chief Executive Officer.  Prior to founding MWSB, Mr. Wong served as an Agency Unit Manager of MAA Insurance from April, 2001 to November, 2003.  From January, 2000 to April, 2001, he was the Marketing Director of Spider Holding Sdn. Bhd., an herb products distribution company.  Mr. Wong began his professional career in 1995 with Forever Living Products, a health products multilevel marketing company, where he spent four years in positions of accelerating responsibility in the areas of business development and marketing.  Mr. Wong obtained a bachelor’s degree in Management Information Systems from the National Central University of Taiwan in 1995. As our Chief Executive Officer, Mr. Wong brings to our Board of Directors knowledge of our operations and history, business leadership, corporate strategy and entrepreneurial expertise.

Liong Tat Teh, age 52, our Chief Financial Officer and Director since 2010, has more than 27 years’ of professional accounting and financial experience.  Mr. Teh is currently the Financial Controller of MW Group, a now dormant company.  Prior to joining MW Group in February, 2008, Mr. Teh served as the Financial Controller of Ikhmas Jaya Sdn. Bhd., a construction and civil engineering company, from February, 1995 to January, 2008.  From June, 1993 to February, 1995, Mr. Teh was a Group Accountant of Mitrajaya Holding Bhd., a construction engineering company.  Prior to joining Mitrajaya Holding Bhd., Mr. Teh was a Finance Manager for Vorwerk (M) Sdn. Bhd., a Malaysian subsidiary of Vorwerk International based in Germany, a distributor of household appliances, from December, 1992 to June, 1993.  From March, 1989 to December, 1992, Mr. Teh worked as Accountant at Tasima Footwear Sdn Bhd.  Mr. Teh graduated from Kolej Tunku Abdul Rahman Malaysia in 1983 with a Diploma in Cost and Management Accounting, and attained a fellowship at the Chartered Institute of Management Accountants of United Kingdom.  Mr. Teh has been a Chartered Accountant registered with Malaysian Institute of Accountants since 1995. Mr. Teh brings to the Board of Directors business leadership, corporate strategy, accounting and financial expertise.

Amirrudin Bin Che Embi, aged 65, is the President of the Malaysian Rugby Union and Kedah Rugby Union and the Honorary Secretary of the Royal Kedah Club.  Since December 2009, he has served on the board of directors of Etika Kawalan Sd. Bhd., a security solutions company.  From 2005 to 2009, Mr. Embi served on the board of directors of Tahan Insurance Malaysia Berhad.  Dato’ Amir led an illustrious career at the Royal Malaysian Police for 37 years before retiring in 2004.  He has been recognized with numerous medals, honors and awards for his contributions to the state, including: Pingat Jasa Kebaktian (PJK) (1975); Pingat Cemerlang Kedah (PCK) (1976); Ahli Mangku Negara (AMN) (1978); Bintang Cemerlang Kedah (BCK) (1983); Pingat Kelakuan Terpilih (PKT) (1989); Pingat Setia Kelantan (PSK) (1997); Dato’ Setia Pangkuan Negeri (DSPN) (1998); Dato’ Setia DiRaja Kedah (DSDK) (2000); Pahlawan Setia Pasukan Polls (PSPP) (2001); Dato’ Pahlawan Tamin Sari (DPTS) (2002); and Darjah Gemilang Mahkota Kedah (2008).  Dato’ Amir brings to the Board of Directors his deep insight, knowledge and experience in working with numerous governmental agencies and experience and service of serving on other boards.

Peijin Wu Harrison, aged 54, is a partner and the International Services Group practice leader at Mellen, Smith & Pivoz, an accounting and advisory firm, where she advises Asian cross-border companies on U.S. accounting, auditing, and taxation matters.  Ms. Harrison joined Mellen, Smith & Pivoz PLC in 1998 and became a partner in 2007.  Ms. Harrison is a member of the Michigan Association of Certified Public Accountants, the American Institute of Certificate Public Accountants and the China General Chamber of Commerce USA - Detroit Auto Committee.  Ms. Harrison brings to the Board of Directors accounting, auditing, finance, tax and international business experience.

EE Ring Yap, aged 27, is a partner at Leong & Co., and specializes in residential and commercial real estate law.  Ms. Yap received her L.L.B law degree from Universiti Kerbangsaan Malaysia in 2009.  Ms. Yap brings to the Board of Directors legal insight and expertise in the real estate industry.

Our Board of Directors unanimously recommends that you vote “FOR” all of the nominees listed above.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Borgers & Cutler CPAs PLLC, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending October 31, 2012, subject to stockholder approval.  A representative of Borgers & Cutler CPAs PLLC is not expected to be present at the annual meeting.

Borgers & Cutler CPAs PLLC’s principal function is to audit management’s assessment of the effectiveness of our internal control over financial reporting and our consolidated financial statements and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Borgers & Cutler CPAs PLLC as our independent registered public accounting firm for the fiscal year ending October 31, 2012.

PROPOSAL 3:
LISTING OF SECURITIES ON SENIOR EXCHANGE

On December 12, 2011, our Board of Directors approved, authorized and directed our officers to initiate the process for listing shares of our common stock on one or more United States national securities exchanges, including without limitation, the NYSE Amex Equities or the NASDAQ stock market.  Although stockholder approval is not required, the Board considers it desirable to obtain stockholder ratification of its approval to list our securities on a national securities exchange.

The Board believes that listing our securities on a national exchange is in the best interest of the stockholders of the Company.   We believe that listing on a national securities exchange will provide the Company with a platform to increase our recognition and visibility within the financial community as well as broaden our access to investors.  We hope that this will encourage greater interest in our common stock and possibly promote greater liquidity for our stockholders, with the added effect of better positioning the Company to attract potential financing and business candidates and opportunities.

The effect of listing our securities on a national securities exchange upon the liquidity and the market price of our securities and our ability to acquire additional financing and financial and business opportunities, however, cannot be predicted, and there can be no assurance that the liquidity and price of our securities or our ability to attract financing or financial and business opportunities will improve after the listing.  The liquidity and price of our common stock and our ability to acquire financing and financial and business opportunities may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to list our securities on one or more senior exchanges including but not limited to the NYSE AMEX Equities or the NASDAQ stock market.

PROPOSAL 4:
ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed in the Compensation Discussion & Analysis (CD&A), tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the Board.  Accordingly, stockholders are asked to approve the following advisory resolution at our 2012 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of Prime Global Capital Group Incorporated approve, on an advisory basis, the compensation awarded by the company to the named executive officers, as disclosed in the Compensation Discussion and Analysis, tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for the 2012 Annual Meeting of Stockholders as required by the rules of the Securities and Exchange Commission.”

The Board of Directors has created a compensation program designed to attract, motivate and retain the qualified executives that help ensure the Company’s future success, to provide incentives for increasing profits by awarding executives when individual and corporate goals are achieved and to align the interests of executives and long-term stockholders.

The Board of Directors urges stockholders to read the CD&A beginning on page 12 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the accompanying Summary Compensation Table and other related compensation tables and narrative which provide detailed information on the compensation of our named executive officers. The Board of Directors believes that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Effect of Proposal

The proposal described above, commonly known as a "Say-on-Pay" proposal, gives you the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement.  This vote is advisory and will not be binding upon the Company or the Board.  However, the Company and the Board will carefully consider the outcome of the advisory vote on executive compensation when considering future executive compensation arrangements.

Our Board of Directors unanimously recommends that you vote “FOR” the non-binding resolution on executive compensation.

PROPOSAL 5
ADVISORY, NON-BINDING VOTE ON FREQUENCY OF APPROVAL OF EXECUTIVE COMPENSATION (SAY-ON-FREQUENCY)

The Dodd-Frank Act requires us to provide our stockholders with the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should consult an advisory Say-on-Pay vote.  Stockholders may indicate whether they would prefer that we conduct future Say-on-Pay votes every year, every two years or every three years.  Stockholders also may abstain from casting a vote on this proposal.

Our Board of Directors has determined that a Say-on-Pay vote that occurs once every three years is the most appropriate alternative for us and therefore the Board recommends that you vote in favor of conducting a Say-on-Pay vote every three years.  The Board believes that a Say-on-Pay vote occurring every three years will provide our stockholders with sufficient time to evaluate the effectiveness of the Company's overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding an over-emphasis on short-term variations in compensation and business results.  A Say-on-Pay vote occurring every three years will also permit stockholders to observe and evaluate the effect of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation.

This vote is advisory, which means that is not binding on the Company or the Board of Directors.  The Company recognizes that the stockholders may have different views as to the best approach and looks forward to hearing from the stockholders as to their preferences on the frequency of the Say-on-Pay vote.  The Board of Directors will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say-on-Pay votes, the Board of Directors may decide that it is in the Company's and the stockholders' long-term best interest to hold a Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the Say-on-Pay vote every year, every two years, every three years or abstain from voting).  Stockholders are not being asked to approve or disapprove the recommendation of the Board of Directors.

Our Board of Directors unanimously recommends that you vote to hold an advisory vote on executive compensation (Say-On-Pay) EVERY 3 YEARS.

STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at the 2012 annual meeting of stockholders, to be considered for inclusion in our proxy statement for that annual meeting, must be personally delivered or mailed to our principal executive offices, as required by our Amended and Restated By-Laws, no later than 45 days prior to the mailing the proxy, to the attention of the Corporate Secretary as follows: Corporate Secretary, 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia.

With respect to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2012 Annual Stockholders Meeting, if that stockholder fails to notify us of its proposal in the manner set forth above, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2012 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2012 annual meeting.  Any stockholder proposals must comply in all respects with Rule 14a-8 of Regulation 14A and other applicable rules and regulations of the SEC.

In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraph. The stockholder’s notice must contain:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
•	the name and record address of the shareholder proposing such business;
•	the class and number of shares of the corporation which are beneficially owned by the shareholder;
•	a description of any material interest of such shareholder in such business;
•	a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and
•	any other information required by law.

Our amended bylaws provide that a stockholder entitled to vote for the election of our directors may nominate persons for election to our Board of Directors by delivering written notice to our corporate secretary. With respect to an election to be held at an annual meeting of stockholders, such notice generally must be delivered not later than the close of business on the 45th day prior to the mailing of the proxy.

The stockholder’s notice must include:
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
•	the name, age, business address and residence address of the person;
•	the principal occupation or employment of the person;
•	the class and number of shares of the corporation which are beneficially owned by the person;
•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and
(b) as to the stockholder giving the notice,
•	the name and record address of the stockholder; and
•	the class and number of shares of the corporation which are beneficially owned by the stockholder.
We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director of the corporation.

Because the 2012 annual meeting is to be held on April 12, 2012, our corporate secretary must receive written notice of a stockholder proposal to be acted upon at the 2013 annual meeting not later than the close of business on February 26, 2013 nor earlier than the close of business on January 26, 2013.

The requirements found in our amended and restated bylaws are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our proxy statement.  We will furnish any stockholder desiring a copy of our amended bylaws without charge by writing to our corporate secretary as described in “Voting and Revocation of Proxies.”

EXHIBITS

Exhibit No.	Description
1	Memorandum of Understanding, dated August 29, 2011, by and among Wong Weng Kung, Chai Kok Wai and Union Hub Technology Sdn. Bhd. (1)
2	Sale and Purchase Agreement (Agricultural Land), dated July 8, 2011, by and between Persiaran Abadi Sdn. Bhd. And Virtual Setup Sdn. Bhd. (1)
3	Agreement for Rental of Oil Palm Land, dated July 1, 2011, by and between Persiaran Abadi Sdn. Bhd. And Virtual Setup Sdn. Bhd. (1)
4	Form of Subscription Agreement, dated February 2011, by and between Prime Global Capital Group Incorporated and certain accredited investors (2)
5	Subscription Agreement, dated February 16, 2012, by and between Prime Global Capital Group Incorporated and Weng Kung Wong (3)
6	Form of Subscription Agreement, dated March 2012, by and between Prime Global Capital Group Incorporated and certain accredited investors (4)
7	Tenancy Agreement (Commercial), dated October 29, 2010, by and between Atomic Vision Sdn. Bhd. and Union Hub Technology Sdn. Bhd. (5)
8	Letter of Appointment dated July 19, 2011, by and between Union Hub Technology Sdn. Bhd. and Weng Kung Wong (6)
9	Letter of Appointment dated July 19, 2011, by and between Union Hub Technology Sdn. Bhd. and Liong Tat Teh (6)
10	Letter of Appointment dated July 19, 2011, by and between Union Hub Technology Sdn. Bhd. and Sek Fong Wong (6)
11	Consent of HKCMCPA Company Limited*

*  Filed herewith.
(1)	Incorporated by reference from our Current Report on Form 8-k filed with the Securities and Exchange Commission on August 30, 2011.
(2)	Incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2011.
(3)	Incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2012.
(4)	Incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2012.
(5)	Incorporated by reference from Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange on December 7, 2010.
(6)	Incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2011.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (11:59 AM, Malaysia time) the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (11:59 AM, Malaysia time) the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Weng Kung Wong   02 Liong Tat Teh   03 Amirrudin Bin Che Embi   04 Peijin W. Harrison   05 EE Ring Yap

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
5. To consider and act on an advisory (non-binding) proposal on how frequently stockholders should vote to approve the compensation arrangements of certain executive officers;	☐	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business and matters as may properly come before the annual meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   JOB #   Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000130761_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

PRIME GLOBAL CAPITAL GROUP INCORPORATED

Annual Meeting of Shareholders

April 12, 2012 3:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Weng Kung Wong and Lion Tat Teh, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PRIME GLOBAL CAPITAL GROUP INCORPORATED that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 03:00 PM, on 4/12/2012, Malaysia Standard time (GMT + 8) at the B-43A-3, Pavillion Residences 2, No. 77, Jalan Raja Chulan, 50200 Kuala Lumpur, Malaysia, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000130761_2 R1.0.0.11699